SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL WIRE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1705942

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 South Hanley Road, Suite 1050
St. Louis, Missouri 63105

(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☒

Securities Act registration statement file number to which this form relates:	333-120736

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURE

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The class of securities to be registered hereby is the common stock, par value $0.01 per share (“Common Stock”) of International Wire Group, Inc., a company established under the laws of the State of Delaware (the “Company”).

The description of the Common Stock under the heading “Description of Capital Stock” in the prospectus contained in the Registration Statement on Form S-1 (Registration Statement No. 333-120736) as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 23, 2004 (the “Registration Statement”) is hereby incorporated by reference.

ITEM 2. EXHIBITS.

1.	Amended and Restated Certificate of Incorporation of the Company, is incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

2.	Amended and Restated Bylaws of the Company, is incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

3.	Amended and Restated Registration Rights Agreement, dated as of November 23, 2004, among the Company and the holders specified therein, is incorporated herein by reference to Exhibit 10.7 to the Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 23, 2004	INTERNATIONAL WIRE GROUP, INC.
	By:	/s/ Joseph M. Fiamingo
	Name:	Joseph M. Fiamingo
	Title:	Chief Executive Officer